Agreement no.: PS22-049 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. [***]MANUFACTURING AGREEMENT Zhongjia Automobile Manufacturing (Chengdu) Co. LTD, Zhejiang Haoqing Automobile Manufacturing Co., LTD. Chengdu Branch And Polestar Automotive China Distribution Co. Ltd. Manufacturing of [***]in the Volvo Cars Chengdu Plant for sale by Polestar within mainland China Agreement no.: PS22-049 2 TABLE OF CONTENTS 1. DEFINITIONS ......................................................................................................................... 4 2. SCOPE AND ORDER OF PRIORITY .................................................................................... 8 3. THE CONTRACT PRODUCTS.............................................................................................. 8 4. SALE AND PURCHASE ........................................................................................................ 9 5. VOLUME FORECASTS AND ORDER PROCESS .............................................................. 9 6. PRICE AND PAYMENT ........................................................................................................ 9 7. MANUFACTURING ............................................................................................................. 10 8. DELIVERY, TITLE AND RISK ........................................................................................... 13 9. MANUFACTURING QUALITY, INSPECTION AND RIGHT TO REJECT PRODUCTS15 10. PERMITS ............................................................................................................................... 17 11. WARRANTY, PRODUCT LIABILITY, RECALL AND OTHER CLAIMS ...................... 17 12. AUDIT RIGHTS .................................................................................................................... 18 13. TRADEMARKS .................................................................................................................... 19 14. LIMITATION OF LIABILITY ............................................................................................. 19 15. INDEMNIFICATION ............................................................................................................ 20 16. GOVERNANCE AND CHANGES ....................................................................................... 21 17. CONFIDENTIALITY ............................................................................................................ 21 18. TERM AND TERMINATION .............................................................................................. 23 19. RESPONSIBLE BUSINESS ................................................................................................. 24 20. MISCALLENOUS ................................................................................................................. 27 21. GOVERNING LAW .............................................................................................................. 29 22. DISPUTE RESOLUTION ..................................................................................................... 29 LIST OF EXHIBITS Exhibit 1 – Volume planning procedures Exhibit 2 – Car pricing principles and procedures Exhibit 3 – Technical Specification Exhibit 4A - Sustainability requirements Exhibit 4B - Manufacturing Sustainability requirements Agreement no.: PS22-049 3 This MANUFACTURING AGREEMENT (this “Agreement”) is entered into on the date indicated below and made between: (1) Zhongjia Automobile Manufacturing (Chengdu) Co. LTD., Reg. No. 91510112562005858U a limited liability company incorporated under the laws of People's Republic of China (the “Supplier” or “VCCD”); (2) Zhejiang Haoqing Automobile Manufacturing Co., LTD. Chengdu Branch, Reg. No. 91510112592068825R a limited liability company incorporated under the laws of People’s Republic of China (“Haoqing”); and (3) Polestar Automotive China Distribution Co. Ltd., Reg. No. 91510112MA6D05KT88, a limited liability company incorporated under the laws of People's Republic of China (the "Buyer" or "Polestar"). Supplier and Buyer are referred to individually as a “Party”, Supplier, Haoqing and Buyer are referred to individually as a “Three Party” Supplier and Buyer jointly as the “Parties” and Supplier, Haoqing and Buyer jointly as the “Three Parties”. BACKGROUND A. Volvo Car Corporation (“Volvo Cars”) owns and operates, through its subsidiary Zhongjia Automobile Manufacturing (Chengdu) Co. LTD. (“VCCD”) a plant for manufacturing of cars in Chengdu in the People's Republic of China (the “Plant”). Land, building and facilities, as well as certain equipment and tooling, of the Plant are owned or possessed by VCCD. B. [***] C. Polestar is engaged in the development, manufacturing and sale of Polestar branded high- end electric performance cars. D. The Supplier has the financial and industrial capacity required to manufacture vehicles in the quality and quantity that has been agreed between the Parties and the Supplier has agreed to supply to Polestar in accordance with the terms set out in this agreement. E. The Volvo and Polestar Engineering & Operations Steering Committee has been established for inter alia governance of the contract manufacturing services provided by the Plant. The Buyer now wishes that the Supplier shall manufacture and sell completed [***] vehicles (the “Contract Product”) to the Buyer. F. The terms and conditions that shall apply to the manufacturing and assembly of cars in the Plant are set forth in this Agreement. G. As a general principle, the Three Parties agree that transactions amongst all relevant entities involved shall be conducted on arm’s length terms. H. In light of the foregoing, the Three Parties have agreed to execute this Agreement. Agreement no.: PS22-049 4 1. DEFINITIONS The following terms shall have the meanings ascribed to them below. All defined terms in singular in the list of definitions shall have the same meaning in plural and vice versa. “VCCD” shall have the meaning set out in Background A above. "Affiliates" means (i) for Supplier, any other legal entity that directly or indirectly is controlled by Volvo Cars and (ii) for Buyer, any other legal entity that, directly or indirectly, is controlled by Polestar Automotive Holding UK PLC, "control" means the possession, directly or indirectly, by agreement or otherwise, of (i) at least 50% of the voting stock, partnership interest or other ownership interest, or (ii) the power (a) to appoint or remove a majority of the board of directors or other governing body of an entity, or (b) to cause the direction of the management of an entity. The Parties, however, agree to renegotiate this definition of "Affiliates" in good faith if it in the future does not reflect the Parties' intention at the time of signing this Agreement due to a restructuring or reorganization in relation to either of the Parties. “Agreement” means this [***] Manufacturing Agreement and its Exhibits. “Actual Volume” means the total amount of vehicles produced in the Plant and achieved Factory complete status annually for each brand respectively e.g. references could be made to Polestar Actual Volumes. “Buyer” shall have the meaning set out under (3) above. “Common Equipment” means equipment owned by the Supplier that is stored at the premises of the Plant and used for production of any type of vehicle. “Common Type Bound Tooling and Equipment” means tooling and equipment owned by the Supplier that is stored at the premises of the Plant and used for production of [***] vehicles for both Volvo Cars and its Affiliates and the Buyer and its Affiliates. “Common Vendor Tooling” means tooling owned by the Supplier that is used and stored at the premises of a Third Party but used for the production of [***] vehicles (and/or components therein) for Volvo Cars and its Affiliates and Buyer and its Affiliates. "Components" means all the components (including software) and parts included in the Contract Product according to the Technical Specification. “Confidential Information” means any and all information regarding the Three Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to, the Technical Information and other information relating to Contract Products, intellectual property rights, concepts, technologies, processes, commercial figures, techniques, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Three Party learns from or about another Three Party prior to, during or after the execution of the [***]Manufacturing Agreement. "Contract Products" shall have the meaning set out under Background E. above.

Agreement no.: PS22-049 5 “CoP” means Conformity of Production. CoP is a means of evidencing the ability to produce a series of products that exactly match the specification, performance and marking requirements outlined in the type approval documentation. “Disclosing Party” means the Three Party disclosing Confidential Information to the Receiving Party. “End of Production” or “EOP” means the end of production of the Contract Product i.e. 7 years after Job1, unless otherwise agreed between the Parties. “Exit” [***] "Factory Complete" means when a Contract Product fulfils and complies with all the Supplier’s inspections and quality assurance processes, being in a deliverable condition and checked according to Supplier’s standard procedures to be in compliance with the Buyer's demands and requirements in accordance with this Agreement, including the Technical Specification. “Geely Entity” means Chengdu Jisu New Energy Vehicle Co., Ltd. “Haoqing” shall have the meaning set out under (2) above. “HPV” means Hours Per Vehicle which is the estimated time that is required to manufacture a vehicle of a certain car model. “Industry Standard” means the exercise of such professionalism, skill, diligence, prudence and foresight which would normally be expected at any given time from a skilled and experienced actor engaged in a similar type of undertaking as under this Agreement. “Job1” means in relation to this Agreement and the Contract Product, the date on which the production of the Contract Product starts. "Know-How" means the technical information, knowledge and experience related to the Technical Specification or conveyed through the technical assistance rendered under this Agreement incorporating, if any, industrial and/or intellectual property rights. “KPI” means Key Performance Indicator. KPI is a quantifiable measure used to track progress toward a specific objective. “LTIV” means the long-term investment volumes as elaborated on in Exhibit 1. “Lifetime [***] Volumes” means the total amount of [***] volume planned between the Parties to be manufactured in the plant at the effective date of this agreement. “Mainland China” means the People’s Republic of China (excluding Hong Kong, Macau and Taiwan). “Permits” shall mean as set out in Section 10.1. “Personal Data” means all information that a Three Party obtains from another Three Party as a result of the Agreement (i) relating to an identified or identifiable natural person, including the other Three Party’s employees and customers, that directly or indirectly can Agreement no.: PS22-049 6 identify that person, or (ii) deemed personal data according to applicable national, federal, state, and international laws and regulations now or hereafter in effect. “Plant” shall have the meaning set out in Background A above. “Polestar” shall have the meaning set out in (3) above. “Polestar Companies” shall mean Polestar and Polestar Performance AB (Reg. No. 556653-3096), in relation to and as relevant for any manufacturing of [***]vehicles. “Receiving Party” means the Three Party receiving Confidential Information from the Disclosing Party. “Reserved Volumes” shall have the meaning set out in Exhibit 1. “Requested Volumes” shall have the meaning set out in Exhibit 1. “Restricted Party” means a person that is: (i) listed on, or owned or controlled by a person listed on, or acting on behalf or at the direction of, a person listed on, any Sanctions List; (ii) located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person located in or organised under the laws of a Sanctioned Territory; or (iii) otherwise a target of Sanctions ("target of Sanctions" signifying a person with whom the Three Parties, respectively under applicable law, would be prohibited or restricted by Sanctions from engaging in trade, business or other activities). "Sanctioned Party" means, at any time, an individual or entity that is: (a) any person specifically listed in any Sanctions List; or (b) any person controlled or owned by any such person referred to in (a) above. “Sanctioned Territory” means a country, region or territory that is the subject of comprehensive country-wide, region-wide or territory-wide Sanctions, or whose government is the target of comprehensive Sanctions. “Sanctions” means the economic or financial sanctions laws, regulations, trade embargoes, export controls or other restrictive measures enacted, administered, implemented and/or enforced from time to time by the United Nations Security Council, the United States of America, the United Kingdom, the Europe and Union and/or member state of the European Union, the Kingdom of Norway, the respective governmental institutions and agencies of any of the foregoing which are duly appointed, empowered or authorized to enact, administer, implement and/or enforce Sanctions, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury (OFAC), the United States Department of State, and Her Majesty's Treasury (HMT), and other governmental institution or agency with responsibility for imposing, administering or enforcing Sanctions with jurisdiction over the Parties or performance of this Agreement. “Sanctions Authority” means: (a) the United Nations Security Council; (b) the United States of America; (c) the United Kingdom; (d) the European Union and/or a member state of the European Union; (e) the Kingdom of Norway; Agreement no.: PS22-049 7 (f) the respective governmental institutions and agencies of any of the foregoing which are duly appointed, empowered or authorized to enact, administer, implement and/or enforce Sanctions, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury (OFAC), the United States Department of State, and Her Majesty's Treasury (HMT); and (g) any other governmental institution or agency with responsibility for imposing, administering or enforcing Sanctions with jurisdiction over the Buyer or its Affiliates or performance of this Agreement. “Sanctions List” means the following lists of designated sanctions targets maintained by a Sanctions Authority from time to time: (a) in the case of the United Nations Security Council, the United Nations Security Council Consolidated List; (b) in the case of OFAC: the Specially Designated Nationals and Blocked Persons List; (c) in the case of HMT: the Consolidated List of Financial Sanctions Targets; (d) in the case of the European Union, the Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions; and (e) or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities, where such list or public announcement purports to block the property or interests in property of, or prohibit the provision of funds or economic resources to, the designated persons. “[***] vehicle” means both Volvo and Polestar vehicles built on the [***] modular product architecture. “Steering Committee” means the first level of governance forum for handling the co- operation between the Parties in various matters, under this Agreement which regarding cooperation between the Parties is the Volvo and Polestar Engineering & Operations Steering Committee. “Strategic Board” means the highest level of governance forum established by the Parties for handling the cooperation between the Parties in respect of various matters which regarding cooperation between the Parties under this Agreement is the Volvo Cars Polestar Executive Alignment Meeting. “Supplier” shall have the meaning set out in (1) above. "Technical Information" means all Technical Specification and Know-How and all other written or printed technical information or software stored in any media or materials or prototypes communicated to the Supplier by the Buyer and all reproductions, excerpts and summaries thereof, and all modifications and/or improvements to the Technical Specification and Know-How made by or for the Supplier. “Technical Specification” means necessary product drawings, material lists, assembly instructions and quality requirements on paper or in electronic form provided by the Buyer for the assembly of the Contract Product in accordance with the terms and conditions of this Agreement and that shall be attached to this Agreement as Exhibit 3. “Third Party” means a party other than any of the Parties and/or an Affiliate of one of the Parties to this Agreement. "Three Party Steering Committee” means the first level of governance forum for handling the co-operation between the Three Parties in various matters, under this Agreement no.: PS22-049 8 Manufacturing Agreement which regarding cooperation between the Three Parties is the so called Three Party Steering Committee. “Three Party Strategic Board” means the highest level governance forum established by the Three Parties for handling the cooperation between the Three Parties in respect of various matters which regarding cooperation between the Three Parties under this Manufacturing Agreement is the so called Three Party Strategic Board. “Unique Type Bound Tooling and Equipment” means tooling and equipment owned by the Buyer, or Geely Entity, that is stored at the premises of the Plant and that are specific to Buyer´s Contract Products and that are unique to the Buyer and its Affiliates. “Unique Vendor Tooling” means tooling owned by the Buyer, or Geely Entity, that is used and stored at the premises of a Third Party but used for the production of Contract Products (and/or components therein) for the Buyer and its Affiliates. “VCPA” means Volvo Consumer Product Audit. VCPA is the Volvo method to assess and evaluate the quality of the products. “Volvo Cars” shall have the meaning set out in Background A. above. 2. SCOPE AND ORDER OF PRIORITY 2.1 This Agreement sets out the specific terms that shall apply to the manufacturing, assembly and sales to Haoqing and the Buyer respectively of the Contract Product. 2.2 In the event there are any contradictions or inconsistencies between the terms of this Agreement and the exhibits hereto, the Three Parties agree that they shall prevail over each other in the following order if not specifically stated otherwise in such document or the context or circumstances clearly suggest otherwise: (a) this Agreement (b) Exhibit 3 – Technical Specifications (c) Exhibit 4A –Sustainability requirements (d) Exhibit 4B – Manufacturing Sustainability requirements (e) Exhibit 2 – Car pricing principles and procedures (f) Exhibit 1 – Volume planning procedures 3. THE CONTRACT PRODUCTS 3.1 The Contract Products shall be manufactured in accordance with the Technical Specifications.

Agreement no.: PS22-049 9 3.2 The Buyer shall provide the Supplier with such Technical Information as set out in this Agreement. The Technical Specifications for the Contract Product are attached hereto as Exhibit 3. 3.3 Any changes to the Technical Specifications that affect the Contract Product shall be notified by the Buyer to the Supplier according to the change management procedures for the Contract Products set out in Section 16.2. 4. SALE AND PURCHASE 4.1 [***] Three Parties agree that the Contract Products shall be sold in sequence from the Supplier to Haoqing (“Step 1”) and then from Haoqing to the Buyer (“Step 2”). 4.2 The Parties acknowledge that other car model manufacturing agreements may be entered into for the production of vehicles in the Plant other than the Contract Products. The Buyer shall not only cooperate with the Supplier but shall also cooperate with, Volvo Cars as well as buyers under such other car model manufacturing agreements in order to facilitate the operation of the Plant and the overall production of vehicles in the Plant as well as of the Contract Products. 5. VOLUME FORECASTS AND ORDER PROCESS 5.1 The procedures for planning the manufacturing and assembly of the Contract Products in the Plant, including forecasted volumes and orders for Contract Products, are attached hereto as Exhibit 1. 5.2 The Buyer will order and the Supplier will supply the Contract Products in accordance with the order process set out in Exhibit 1. 6. PRICE AND PAYMENT 6.1 Price 6.1.1 The Contract Products shall be priced based on the full cost of production for such Contract Products plus a mark-up, 2024 being [***]. The mark-up will be reviewed annually and adjusted [***] of the latest available benchmark procured by the Supplier in accordance with the “arm’s length principle” between the Parties. [***]. The pricing is based on the total estimated fixed and variable costs for producing vehicles in the Plant, which are apportioned out on all vehicles produced in the Plant. The principles and procedures for calculating the full cost of production and for setting the price of the Contract Products, on an ‘arm’s length’ basis, are attached hereto as Exhibit 2. The Parties acknowledge and agree that the Supplier shall actively coordinate and support the Buyer’s dialogues with the Chinese local tax authority regarding the pricing of the Contract Products. 6.1.2 In addition to Contract Products, also service/spare parts manufactured in the Plant being parts in a Contract Product shall be possible to order under this Agreement. In such case the principles relating to Contract Products in this Agreement shall also apply to such service/spare parts as far as reasonably possible, unless the context or circumstances clearly suggests otherwise. Agreement no.: PS22-049 10 6.2 Payment and Invoice 6.2.1 Invoice for a Contract Product shall be issued (i) for Step 1 by the Supplier to Haoqing and (ii) for Step 2 by Haoqing to Buyer when the Contract Product has been delivered in accordance with Section 8.1.1 (invoice trigger loaded on carrier). Invoices may be generated electronically. However, the Buyer may request hard-copy summary invoices that summarises total batches of individual invoices over a specified period, in order to satisfy VAT and customs reporting requirements. 6.2.2 [***]. 6.2.3 Invoices from (i) for Step 1 the Supplier to Haoqing and (ii) for Step 2 Haoqing to the Buyer shall be paid at the latest [***] days after an invoice has been issued. Payment shall be made in RMB or such other currency that the Supplier, Haoqing and the Buyer may agree, in a timely manner and in accordance with the payment terms set forth in this Section 6.2. 6.2.4 All amounts and payments referred to in this Agreement are exclusive of VAT only. VAT is chargeable on all invoiced amounts only when required by local law and for invoices (i) for Step 1 from the Supplier shall be borne by Haoqing and (i) for Step 2 for invoices from Haoqing shall be borne by the Buyer. Haoqing and Buyer may appoint an Affiliate or Third Party to handle the requisite VAT registration and recovery. 6.2.5 Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be based on [***]. 6.2.6 Any bank charges in connection with payment by the Buyer to Haoqing shall be paid or reimbursed by the Buyer. Any bank charges in connection with payment by Haoqing to Supplier shall be paid or reimbursed by Haoqing. 6.2.7 [***]. 7. MANUFACTURING 7.1 Assembly 7.1.1 The Supplier shall assemble the Contract Products in the Plant. The Supplier shall during the Term maintain capacity to manufacture, assemble and supply (through Haoqing) to the Buyer Contract Products in quantities ordered by the Buyer up to the volumes agreed between the Parties, and such capacity will in relation to the Buyer never exceed such volumes dedicated to the Buyer as decided by the Steering Committee. The Parties thus acknowledge that the capacity in the Plant is limited and shared between the Buyer and the Supplier who also has vehicles produced in the Plant. 7.1.2 The Buyer shall provide the Supplier with the Technical Specification and relevant Know- How for the manufacturing of the Contract Product. The Buyer may also, subject to separate agreement between the Parties, provide technical assistance to a reasonable level at the cost of the Supplier. 7.1.3 The Supplier undertakes to assemble the Contract Product in strict conformity with the Technical Specification, Know-How and/or as otherwise instructed by the Buyer from time to time and shall never implement any product changes, modification or substitutions of Component(s) unless authorized thereto in writing by the Buyer in each case, subject to the Agreement no.: PS22-049 11 change management procedures set forth in Section 16.2. When producing and assembling the Contract Product the work shall be carried out to the same standard of care that is done for Suppliers own products in the Plant. Such standard of care and professionalism shall at all times correspond to Industry standard. 7.1.4 The Supplier shall provide to the Buyer necessary and agreed built data of the Contract Product by the time of Factory Complete in order for the Buyer to maintain and follow-up the Contract Product in the aftermarket, reflecting both the hardware as well as the software configuration. The built data should contain all data needed to meet legal requirements as well as any other data agreed between the Supplier and the Buyer. 7.1.5 The Supplier will strive to meet Buyer’s sustainability standards where applicable and will keep the Buyer informed, as set forth in Exhibit 4A and 4B. 7.2 Equipment and tooling 7.2.1 The Supplier undertakes to maintain in its ownership and possession all tooling and equipment for vehicles to be produced in the Plant (e.g. Common Equipment, Common Type Bound Tooling and Equipment, Common Vendor Tooling), except for Unique Type Bound Tooling and Equipment and Unique Vendor Tooling which the Buyer, or Geely Entity, shall remain the owner of. The Buyer, or Geely Entity, will remain the owner of the Unique Type Bound Tooling and Equipment even if such is located in the Plant. Normal tooling maintenance will be commenced by the Supplier and related costs charged as part of the price for the Contract Products, whereas update and replacement of the Unique Type Bound Tooling and Equipment will be controlled and paid separately by the Buyer or Geely Entity. 7.2.2 The Supplier undertakes to acquire or have acquired, all such necessary tooling, equipment and systems, including but not limited to jigs, fixtures, tools and welding equipment, necessary for the assembly of the Contract Product, except for the Unique Type Bound Tooling and Equipment and Unique Vendor Tooling mentioned in 7.2.1. 7.2.3 Any tooling and equipment acquired in accordance with Section 7.2.1–7.2.2 shall meet the Supplier’s quality requirements, as aligned with Industry Standard. 7.2.4 Contract Product specific tooling and equipment acquired in accordance herewith shall be used solely for the purpose of the assembly of the Contract Product and its Components. 7.2.5 All plant tooling and equipment used by Supplier for the production of the Contract Products shall be maintained in proper working condition by the Supplier in accordance with applicable maintenance instructions for said tooling and equipment or by using industry practice if there are no specific instructions. 7.2.6 Purchase, maintenance and repair of Unique Vendor Tooling, which is used only in relation to the Buyer’s Contract Products, is not covered by this Agreement. The Buyer is responsible for providing and maintaining such Unique Vendor Tooling. The Parties may enter into separate tooling agreements in order to regulate any details around tooling, which is not regulated herein. 7.2.7 The Supplier should assist the Buyer in phase out projects related to the Unique Type Bound Tooling and Equipment if necessary. Cost of carving out Unique Type Bound Tooling and Equipment is upon the Buyer. Buyer and Supplier must agree on process and timing for handling Unique Type Bound Tooling and Equipment no later than 12 months Agreement no.: PS22-049 12 before EOP. Agreed timing and process must not interfere with the manufacturing of any other product at the Plant. 7.2.8 If any tooling mentioned in Section 7.2.1 above is wrongly owned by the Supplier that should be owned by the Buyer, or Geely Entity, or vice versa, such ownership shall be transferred to the other Party using a tooling sale and transfer agreement. 7.2.9 For Unique Type Bound Tooling and Equipment and Unique Vendor Tooling the Buyer or or Geely Entity, shall grant the Supplier the right to use such assets for the manufacturing of the Contract Product under a User Right Agreement to be entered into between the Supplier and Buyer or or Geely Entity. 7.2.10 The Buyer shall pay Supplier for its share of Common Equipment, Common Type Bound Tooling and Equipment and Common Vendor Tooling and compensate Supplier for its cost incurred under the User Right Agreement related to Unique Type Bound Tooling and Equipment and Unique Vendor Tooling according to the car pricing principles set forth in Exhibit 2. 7.3 Components 7.3.1 The Buyer and Buyer´s Affiliates have entered into a service agreement for procurement services) dated June 30, 2019 with Volvo Cars (PS19-032 and Volvo Cars Investment Co. Ltd, (PS19-031), under which Volvo Cars and its Affiliates provide Manufacturing Engineer, Logistics and Procurement Services. The Buyer utilises these services in order to fulfil its obligations and responsibilities under this Section 7.3. 7.3.2 The Buyer is responsible for ensuring that the Supplier is able to order Components for the production of Contract Products by calling-off such Components from Component suppliers procured by the Buyer. 7.3.3 Components will be called-off from Component suppliers directly by the Supplier. The Buyer shall ensure that the Supplier is provided with information required to be able to call-off Components from such suppliers. 7.3.4 The Supplier is responsible for managing inbound logistics including but not limited to transportation from Component suppliers to plant, custom clearance and to pay related logistic cost including customs duties. 7.3.5 The Supplier shall pay all Component suppliers’ invoices directly to the Component suppliers. The costs for such Components shall be included in the prices for the Contract Products. 7.4 License grant 7.4.1 The Buyer hereby grants to the Supplier and Haoqing a limited, non-exclusive, license to the Buyer’s intellectual property rights which are necessary for the production of the Contract Products and solely for the purpose of producing the Contract Products under and during the term of this Agreement. The license granted hereunder does not give the Supplier or Haoqing any right whatsoever to use the Buyer’s intellectual property rights for any purpose other than as stated in this Section 7.4 and for the production of the Contract Products. 7.4.2 Ownership of existing Intellectual Property Rights.

Agreement no.: PS22-049 13 7.4.2.1 All Intellectual Property Rights that were either developed or otherwise acquired by a Party before entering into this Agreement, or are developed or otherwise acquired by a Party outside of, but during the term of, this Agreement, will continue to be owned by such Party. 7.4.3 Ownership of Results. 7.4.3.1 In the event any Results are created under this Agreement, and the ownership of such Result is not regulated by the License, License Assignment or Service Agreements (PS19- 022), License Agreement (PS19-030), Service Agreement (PS19-031) and Service Agreement (PS19-032), then Volvo Cars shall be the exclusive owner of such Results. Volvo Cars hereby grants to the Buyer a limited, non-exclusive, fully paid-up license to such Results but only in so far as necessary for the performance under, and only for the term of, this Agreement. 7.5 Insurance 7.5.1 The Supplier is responsible to ensure that the equipment owned by the Supplier and used in the Plant is properly insured. The Supplier is also responsible to ensure that the Unique Type Bound Tooling and Equipment owned by the Buyer, or Geely Entity, and stored at the premises of the Plant is properly insured. 7.5.2 The Supplier shall hold necessary insurance protection. 8. DELIVERY, TITLE AND RISK 8.1 Delivery of Contract Product 8.1.1 For Factory Complete Contract Products the delivery take place Ex Works Incoterms 2020 VCCD Outbound Yard at the time of handover inspection between Supplier and the transporter assigned by the Buyer. 8.1.2 The Supplier shall notify the Buyer when a Contract Product is Factory Complete by registering the Contract Product as Factory Complete in the system used by the Parties for such communication. 8.1.3 The Supplier shall deliver to the Buyer the Factory Complete Contract Products within the timeframe decided during the volume planning procedures as set forth in Exhibit 1. 8.1.4 Title and risk of loss or damage of Contract Product with respect to each Contract Product passes (i) for Step 1 to Haoqing at the time of invoicing from the Supplier to Haoqing and (ii) for Step 2 to the Buyer at the time of invoicing, both in accordance with Section 6.2.1, without prejudice for the Buyer’s right to reject Contract Products under Section 9. [***]. 8.1.5 If the Supplier is in delay of delivery of Contract Products, it shall without delay perform a root cause analysis [***]. 8.2 Distribution and outbound logistic 8.2.1 The Contract Products will be distributed by the Buyer through the distribution network managed by the Buyer. Agreement no.: PS22-049 14 8.2.2 The Supplier nor Haoqing is responsible for any matters in relation to the distribution of the Contract Product, except for: (a) manufacturing and selling the Contract Product directly to the Buyer at the price established under this Agreement; (b) reporting any quality-related defect of the Contract Product to the Buyer for recall or other measures required by applicable law where the Contract Product is sold; and (c) supporting the Buyer or any company listed by the Buyer as a company that needs this support, regarding warranty claims and after-sales services. For sales within Mainland China, after Ex Works (Incoterms 2020), once handover inspection between Supplier and the transporter, assigned by the Buyer, of the Contract Product has been completed, outbound logistic of the Contract Product is the responsibility of the Buyer. The Supplier’s obligations end when delivery has taken place, as explained above in Section 8.1. 8.3 Customs 8.3.1 The Supplier is responsible to obtain and maintain any customs licenses in the People’s Republic of China necessary to facilitate the performance of this Agreement, including but not limited to export license and license for bonded manufacturing. Currently, bonded manufacturing is beneficial to both Parties. However, the Supplier’s bonded manufacturing operations may cease due to regulatory changes or should it no longer be commercially feasible (e.g., due to localization of parts, etc.). The Supplier will consult the Buyer should there be any changes to the bonded manufacturing operations status of the Plant. 8.3.2 For the avoidance of any doubt, the Supplier is the only party which may appoint a customs agent to support the facilitation of customs processes in the People’s Republic of China for the Contract Product supplied under this Agreement. The Supplier shall carry out necessary due diligence regarding compliance risks, including corruption risk before appointing such customs agent. 8.3.3 To the extent that a Contract Product supplied under this Agreement qualifies as originating goods under the rules of origin provisions in a preferential trade agreement to which the People’s Republic of China is party to during the term of the Agreement, the Supplier shall be responsible to facilitate the provision of a preferential certificate of origin to the Buyer in alignment with the legal provisions provided for under the relevant agreement. For the avoidance of any doubt, this provision does not provide an obligation on the Supplier to provide preferential qualifying the Contract Product to the Buyer nor does it provide any obligation for the Supplier to compensate the Buyer for any consequential import duty impact in the destination market the Contract Product is destined for. 8.4 Export Controls 8.4.1 Each Three Party shall comply with all applicable export control and trade sanction laws and regulations when performing their obligations under this Agreement. Agreement no.: PS22-049 15 8.4.2 The Supplier shall obtain and maintain any export license(s) required for the delivery of the Products to the Buyer and use hereof. 9. MANUFACTURING QUALITY, INSPECTION AND RIGHT TO REJECT PRODUCTS 9.1 Volvo Cars Manufacturing Quality General Way of Working: 9.1.1 The Parties shall comply with Volvo Cars Manufacturing's general way of working, including but not limited to the overall description of the Volvo Cars plant quality operating system (Plant-QOS). 9.1.2 The purpose of Plant-QOS is to have a systematic approach in how the Supplier manage quality, in daily manufacturing operations. This helps the Supplier to work standardized, systematic and disciplined and is also a base for strengthening problem solving and continuous improvement. 9.1.3 The Plant- QOS is based on the manufacturing quality strategy and is mainly relying on the principle that the best product is built in the intended process with the best process conditions known. 9.1.4 Principles to secure quality in plant operations: - Built in quality is a responsibility of plant production organization - Customer expectations are confirmed by plant quality organization - Any internal/external deviations found are fed back, cut off and worked towards the production organization - Based on problem solving finding(s) (root cause(s)) - learnings are spread/implemented broad in the manufacturing operation. 9.1.5 Plant-QOS is built upon four different subject areas that all contains certain elements: - Quality planning (eg of element; ideal bill of process) - Quality defect prevention (eg of elements; control plan execution/ confirmation, real time management process) - Quality defect detection (eg of elements; standard inspection point, quality feedback/feed forward) - Quality concern resolution (eg of elements; problem solving & escalation, critical concern action process, lessons learned process) 9.1.6 All supporting functions supporting the plant operation are following the same principles. 9.2 Volvo Cars Manufacturing quality data sharing: 9.2.1 The Parties shall engage in the sharing of quality-related data for Customer’s products as defined by Volvo Cars manufacturing quality & academy Department, specifying the nature of the data, timing, and Key Performance Indicator (KPI) definitions. [***] Agreement no.: PS22-049 16 9.3 Volvo Cars Manufacturing Product Audit (VCPA): 9.3.1 The Parties shall adhere to the Volvo Cars Product Audit (VCPA) process, which encompasses the description of the current process and baseline handling. 9.3.2 Product Audit is performed in running production, to review cars ready to be shipped to customers. 9.3.3 The Audit is to be carried out on a random selection of cars, approved for delivery, with no open known remarks. 9.3.4 Certified product auditors assess the product as a critical customer/trained observer against the set quality standards and specifications. 9.3.5 Each concern is to be captured (nature and location) and classified. 9.3.6 Manning at the plant audit department must be in line with the sample size demands. 9.4 Operational Governance: 9.4.1 The Parties shall establish and maintain operational governance for the purpose of follow- up and alignment. 9.4.2 For certain matters, as agreed upon by both Parties from time to time, the Parties may decide to start up a specific joint quality fora for follow up purposes of specific items. 9.4.3 Supplier’s representative in joint foras is Global Manufacturing Quality & Academy. 9.4.4 The VCPA quality metrics requirements will apply to all Contract Products. The Supplier and the Plant shall meet the standards of VCPA and the Supplier shall maintain such standards. For the sake of clarity this involve that the sample size for VCPA process should be same as for Volvo branded products. 9.4.5 The Supplier shall regularly submit quality control, test reports and records as agreed by the Parties. 9.4.6 The assembly or any other activity connected to preparation or inspection of the Contract Products under this Agreement shall take place at the Plant by fully trained and qualified personnel allocated for the Contract Product. 9.4.7 The Supplier is responsible for conducting internal and external CoP testing of complete Contract Product stipulated by legal requirements applicable to related market regulations. For the avoidance of doubt, the Supplier is not responsible for CoP testing on component level. The Supplier is responsible for facilitating, coordinate and prove conformity in CoP Audits conducted by Third Party appointed by legislating authorities. 9.4.8 The Buyer is responsible for providing the CoP testing requirements to the Plant. Polestar Performance AB and Volvo Car Corporation AB have entered into a License, License Assignment and Service Agreement for development services (agreement number PS19- 022 dated June 30, 2019) and will enter into a change management agreement, under which Volvo Car Corporation AB provides development services which includes to document all CoP testing needed to fulfil legal requirements on the related markets. The

Agreement no.: PS22-049 17 Buyer utilizes these services in order to fulfil its obligations and responsibilities under this Section 9.4.8. 9.5 Inspection 9.5.1 When the Supplier has completed its work on the Contract Product it shall pass through the test line, where the Supplier will inspect the Contract Product and decide whether it fulfils the Technical Specification and is Factory Complete. The test line shall consist of a thorough inspection and, if the Buyer so requires, road tests, and otherwise in accordance with VCPA. 9.5.2 The Buyer shall be entitled, at its own expense and upon reasonable notice, to inspect during regular business hours the assembly of the Contract Products and may carry out tests on the Contract Products that have been parked at the last point of rest, in order to ascertain that the Contract Products meet the product and process quality requirements and complies with the Technical Specification. 9.6 Right to reject, defects and repair 9.6.1 The Contract Products delivered by the Supplier to the Buyer shall be Factory Complete and free from defects i.e. in conformity with the Technical Specifications and free from defects in materials and workmanship including manufacturing and assembly. [***] 9.6.2 [***] 9.6.3 For avoidance of doubt, the Supplier shall physically correct any defects found either prior to delivery of the Contract Products or while they are parked on the yard of the Plant. The Buyer shall not be obliged to accept Contract Products if such have defects that have not been properly corrected. 9.6.4 [***]. 9.6.5 [***]. 9.6.6 Where the Buyer has rejected Contract Products under this Section 9, the Buyer shall have the right to determine the order of priority in which such Contract Products shall be repaired. 10. PERMITS 10.1 The Supplier is responsible for the operation of the Plant and shall hold all necessary permits required by all applicable laws and regulations for the Plant, including, but not limited to, to operate the Plant and to produce and sell the Contract Products under this Agreement, unless such permits and licenses are held by Haoqing directly for which Haoqing is responsible to maintain (the “Permits”). 10.2 All Permits shall be valid so that the Supplier can produce and sell the Contract Products during the term of this Agreement. 11. WARRANTY, PRODUCT LIABILITY, RECALL AND OTHER CLAIMS 11.1 Other than as provided for in Section 9 above, the Supplier is not responsible for any warranty claims or similar in relation to the Contract Products. The Supplier warrants that Agreement no.: PS22-049 18 the Contract Products are in conformity with the Technical Specifications and free from defects in materials and workmanship including manufacturing and assembly. In addition to this Section 11.1, what is set out below in this Section 11 shall apply. 11.2 If a defect is found in a Contract Product after delivery of a Contract Product, initial inspection should be carried out by the Buyer. If the Buyer finds that the defect is caused by Component quality, and thus the Buyer’s responsibility (which in turn may be the Component supplier’s responsibility under the Buyer’s agreement with such supplier), the Supplier shall together with the supplier of the Component carry out the final inspection and make joint decision with regard to the cause of the defect and action to be taken. If it is confirmed finally that the defect is caused by Component quality, the Buyer shall bear all the damage and cost incurred from the whole event (which in turn may be the Component supplier’s responsibility under the Buyer’s agreement with such supplier, which governs the relationship between the Buyer and the Component supplier). If the Buyer under the agreement with the Component supplier has the right to claim compensation, VCCD shall actively support the Buyer with the relevant supplier recovery activities. If the Buyer finds that the defect is due to product design, the Buyer shall carry out the final inspection and make decision with regard to the cause of the defect and action to be taken. If it is confirmed finally that the defect is due to product design, the Buyer shall bear all the damage and cost incurred from the whole event. If the Buyer finds that the defect is the Supplier’s responsibility in accordance with this Agreement, the Buyer shall together with VCCD carry out the final inspection and make joint decision with regard to the cause of the defect and action to be taken. If it is confirmed finally that the defect is the Supplier’s responsibility, the Supplier shall bear all the damage and cost incurred from the whole event. If the Parties cannot agree on the cause of the defect, the issue shall be escalated in accordance with what is set out in Section 16.1. This Section 11.2 is at all times subject to Section 9. 11.3 [***]. 11.4 [***]. 12. AUDIT RIGHTS 12.1 During the term of the Agreement, Buyer shall have the right to, upon reasonable notice in writing to Supplier and/or Haoqing, inspect Supplier’s and/or Haoqing’s books and records related to the deliverables under this Agreement and the premises where the deliverables under this Agreement are performed, in order to conduct quality controls and otherwise verify the statements rendered under this Agreement. 12.2 Audits shall be made during regular business hours and be conducted by Buyer or by an independent auditor appointed by Buyer. Should Buyer during any inspection find that Supplier and/or Haoqing or the deliverables does/do not fulfil the requirements set forth herein, Buyer is entitled to comment on the identified deviations. Supplier and/or Haoqing shall, upon notice from Buyer, take reasonable efforts to take the actions required in order to fulfil the requirements. In the event the Three Parties cannot agree upon measures to be taken in respect of the audit, each Three Party shall be entitled to escalate such issue to the Steering Committee. 12.3 Supplier and/or Haoqing may withhold information if Supplier and/or Haoqing demonstrates that disclosing that information would be unlawful, would violate stock Agreement no.: PS22-049 19 exchange regulations, or would breach a confidentiality obligation contained in a contract between Supplier and/or Haoqing and anyone other than one of its Affiliates. 13. TRADEMARKS 13.1 General For the avoidance of doubt, this Agreement shall in no way be construed as to give any of the Parties any right whatsoever to use any registered or unregistered trademarks or brand names owned or licensed by another Three Party or its Affiliates, except in the manner and to the extent set forth in this Agreement or expressly consented to in writing by that other Three Party. 13.2 Volvo Cars brand name 13.2.1 For sake of clarity, it is especially noted that this Agreement does not include any right to use the ‘Volvo brand name or trademarks, or refer to ‘Volvo in communications or official documents of whatever kind. 13.2.2 This means that this Agreement does not include any rights to directly or indirectly use the ‘Volvo’ brand name or ‘Volvo’ trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. The Parties acknowledge that the ‘Volvo’ Trademarks as well as the ‘Volvo’ name is owned by Volvo Trademark Holding AB and that the right to use the name and the ‘Volvo’ Trademarks is subject to a license agreement, which stipulates that the name, Trademarks and all thereto related intellectual property can only be used by Volvo Cars and its Affiliates in relation to Volvo products. 13.3 Polestar brand name 13.3.1 Correspondingly, it is especially noted that this Agreement does not include any right to use the ‘Polestar’ brand name, or Trademarks, or refer to ‘Polestar’ in communications or official documents of whatever kind. 13.3.2 This means that this Agreement does not include any rights to directly or indirectly use the ‘Polestar’ brand name or ‘Polestar Trademarks’, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. 13.4 Trademark on Contract Products 13.4.1 Notwithstanding the above, the Supplier is hereby granted the right to use the Buyer’s trademarks but solely to apply such trademark on the Contract Product in accordance with the Technical Specification or as otherwise instructed by the Buyer. 13.4.2 Any other use of the Buyer’s trademark, including the one on the Contract Products, is subject to the Parties entering into a trademark license agreement. 14. LIMITATION OF LIABILITY 14.1 Neither Three Party shall be responsible for any indirect, incidental or consequential damage or any losses of production or profit caused by it under this Agreement. Agreement no.: PS22-049 20 14.2 Each Three Party’s aggregate liability for any damage arising out of or in connection with this Agreement shall be limited to [***]. 14.2.1 Any compensation claims paid by a Three Party under any relevant [***] Chengdu manufacturing agreement shall reduce the aforementioned liability cap amount for that Three Party during the relevant calendar year. For the avoidance of doubt the aggregated liability for Supplier and Haoqing towards Polestar Companies shall not exceed [***] under any relevant [***] Chengdu manufacturing agreements. The aggregated liability for Polestar Companies towards Supplier and Haoqing shall not exceed [***] under any relevant [***] Chengdu manufacturing agreements. 14.2.2 Any damage paid under this Agreement from the Supplier to the Buyer shall never become part of the cost base for the Contract Products. Any damage paid under this Agreement from Haoqing to the Buyer being subject to the limitation of liability in accordance with this Section 14.3 shall never become part of the cost base for the Contract Products. 14.3 The limitations of liability set out in this Section 14 shall not apply in respect of damage; (a) caused by wilful misconduct or gross negligence, (b) caused by a Three Party’s breach of the confidentiality undertakings in Section 17 below, (c) caused by a Three Party’s exit subject to Section 18.4 below. 14.4 The limitations of liability set out in Sections 14.1-14.2 shall not apply in respect of Section 15 below, with the exception of any Third Party claims on Intellectual Property Rights infringement to which Section 14.1-14.2 shall apply. 15. INDEMNIFICATION 15.1 [***]. 15.2 Supplier shall after receipt of notice of a claim which may reasonably be indemnifiable pursuant to Section 15.1 above, promptly notify Buyer of such claim in writing and Buyer shall following receipt of such notice, to the extent permitted under applicable law, at its own cost conduct negotiations with the Third Party presenting the claim and/or intervene in any suit or action. Buyer shall at all times keep Supplier informed of the status and progress of the claim and consult with Supplier on appropriate actions to take. If Buyer fails to or chooses not to take actions to defend Supplier within a reasonable time, or at any time ceases to make such efforts, Supplier shall be entitled to assume control over the defence against such claim and /or over any settlement negotiation at Buyer’s cost. Any settlement proposed by Buyer on its own account must take account of potential implications for Supplier and shall therefore be agreed in writing with Supplier before settlement. Each Three Party will at no cost furnish to the other Three Party all data, records, and assistance within that Three Party’s control that are of importance in order to properly defend against a claim. 15.3 Supplier and Buyer acknowledge that Supplier may only be indemnified once for each event.

Agreement no.: PS22-049 21 15.4 Buyer is responsible to obtain and maintain an insurance to cover its obligations under Section 15.1 of this Agreement with the exception of Third Party claims on Intellectual Property Rights infringement. 15.5 This clause shall not limit or prevent any rights or remedies available for the Buyer to claim damages from the Supplier under this Agreement. 16. GOVERNANCE AND CHANGES 16.1 Governance 16.1.1 The Three Parties shall act in good faith in all matters and shall at all times co-operate in respect of changes to this Agreement as well as issues and/or disputes arising under this Agreement. 16.1.2 The governance and co-operation between the Three Parties in respect of this Agreement shall primarily be administered on an operational level. 16.1.3 In the event the Parties on an operational level cannot agree upon aspects relating to the co- operation between the Parties, each Party shall be entitled to escalate such issue to the Steering Committee. 16.1.4 If the Steering Committee fails to agree upon a solution of the disagreement the relevant issue should be escalated to the Strategic Board for decision. 16.1.5 In the event the Three Parties on an operational level cannot agree upon aspects relating to the co-operation between the Three Parties, each Three Party shall be entitled to escalate such issue to the Three Party Steering Committee. If the Three Party Committee fails to agree upon a solution of the disagreement the relevant issue should be escalated to the Three Party Strategic Board for decision. 16.2 Change management 16.2.1 For any changes or updates of the Technical Specifications, the Buyer shall notify the Supplier of its requested change and the Supplier shall provide feedback to the Buyer of potential consequences of the requested change regarding both cost and effect on delivery time. Details regarding change management should follow the change management procedure used by the Parties. 16.2.2 The Supplier undertakes to immediately incorporate any changes in the Components, in the Contract Products or in manufacturing engineering processes related thereto in accordance with strict batch sequence orders and plans as agreed by the Parties. The Supplier shall bear the costs for all the described work. All related work performed by the Supplier shall be charged back to the Buyer as part of the price for the Contract Products. 17. CONFIDENTIALITY 17.1 The Three Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Three Parties. 17.2 All Confidential Information shall only be used for the purposes comprised by the fulfilment of this Agreement. Each Three Party will keep in confidence any Confidential Information obtained in relation to this Agreement and will not divulge the same to any Agreement no.: PS22-049 22 Third Party, unless the exceptions specifically set forth below in this Section 17.2 below apply or when approved by the other Three Parties in writing, and with the exception of their own officers, employees, consultants or sub-contractors with a need to know as to enable such personnel to perform their duties hereunder, as well as with the exception of such personnel of Volvo Cars and Polestar with a need to know as for the Three Parties to perform their duties hereunder and in relation to the operation of the Plant. This provision will not apply to Confidential Information which the Receiving Party can demonstrate: (a) was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking; (b) was already in the possession of the Receiving Party before its receipt from the Disclosing Party; (c) is obtained from a Third Party who is free to divulge the same; (d) is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations; or (e) is developed or created by one Three Party independently of the other, without any part thereof having been developed or created with assistance or information received from another Three Party. 17.3 The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the dissemination to Third Parties or publication of the Confidential Information, as the Receiving Party uses to protect its own Confidential Information of similar nature. Further, each Three Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Three Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in Section 17. 17.4 Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within thirty (30) days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential”, “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed information from being classified as Confidential Information. 17.5 If any Three Party violates any of its obligations described in Section 17.2, the violating Three Party shall, upon notification from another Three Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 21.2 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply. 17.6 This confidentiality provision shall survive the expiration or termination of this Agreement without limitation in time. Agreement no.: PS22-049 23 18. TERM AND TERMINATION 18.1 Term and termination 18.1.1 This Agreement shall become effective when signed by duly authorised signatories of each Three Party, and shall, unless terminated in accordance with the principles set forth in this Agreement, remain in force for a period of seven years after start of production, Job1. Should Buyer wish to continue production after seven years the Parties shall, in good faith, negotiate a possible prolongation of this Agreement. This Agreement may be terminated in accordance with what is set out below in this Section 18.1. 18.1.2 Either Party shall be entitled to terminate this Agreement with immediate effect, in the event; (f) a Three Party commits a material breach of the terms of this Agreement, which has not been remedied within sixty (60) days from written notice from another Three Party to remedy such breach (if capable of being remedied); or (g) a Three Party breaches any of its representations or warranties under Section 19.2.3, 19.2.4 or 19.3, or any representations or warranties set forth in Section 19.2.3, 19.2.4 or 19.3 has failed to be true and correct at any time; (h) a Party’s ability to fulfil its obligations under this agreement is materially affected by the imposition of economic sanctions or export control laws and regulations; or (i) if a Three Party should become insolvent or enter into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors. 18.1.3 The Buyer should be entitled to terminate this Agreement if Haoqing is in breach according to the events listed in Section 18.1.2 unless Supplier within in reasonable time, after approval by Buyer, replace Haoqing with an entity [***]as a Three Party of this Agreement. In this case Haoqing accept to be replaced a Three Party of this Agreement and should actively support. 18.1.4 [***]. 18.1.5 Upon termination in accordance with this Section 18, the Parties should agree on how to handle supply of spare parts for the period after termination. 18.2 Change of Control A Party shall be entitled to terminate this Agreement in the event that any Change of Control (as defined below) has occurred in the other Party, unless the other Party’s prior written consent has been obtained. “Change of Control” means (a) in the case of the Buyer, the Buyer ceasing to be controlled Polestar Automotive Holding UK PLC or (b) in the case of the Supplier, the Supplier ceasing to be controlled by Volvo Car AB (publ) or (c) in the case of Haoqing ceasing to be controlled by Zhejiang Geely Holding Group Co., Ltd. Agreement no.: PS22-049 24 18.3 Consequences of termination 18.3.1 Termination of this Agreement shall be without prejudice to the accrued rights and liabilities of the Parties on the date of termination, unless expressly waived in writing by the Parties. 18.3.2 Unless otherwise agreed by the Parties, upon expiry or termination of this Agreement, the rights of the Supplier referred to in this Agreement hereof shall cease and the Supplier shall forthwith cease to assemble the Contract Product or any Components thereof. 18.3.3 The Supplier shall upon expiry or termination of this Agreement make no further use of the Technical Information and Know-How owned or associated with the Buyer and shall return to the Buyer, at the Supplier’s expense, the Technical Information in tangible form and any reproductions or copies thereof or, at the Buyer's option, present acceptable evidence that the same have been completely destroyed. 18.3.4 The Supplier shall forthwith take all action necessary to transfer all licenses or registrations issued by the relevant authorities for the Contract Product to the Buyer or, if this is not possible, to arrange for cancellation of such licenses or registrations. 18.3.5 Upon termination of this Agreement, the Buyer shall within sixty (60) days after expiry, purchase at fair market value any non-defective Contract Product and/or Components and non-cancellable orders regarding supply to the Buyer. 18.3.6 Neither Three Party is entitled to claim compensation for goodwill, indemnities for loss of profit or of clientele, or consequential loss by reason of termination of this Agreement. 18.3.7 In case of a termination in accordance with Section 18.1, however not in case Section 18.3.8 applies, Section 18.5 shall apply. 18.3.8 [***]. 18.4 [***]Exit 18.4.1 [***] 18.4.2 [***] 18.4.3 [***]. 18.5 End of Production 18.5.1 [***] 18.5.2 [***] 19. RESPONSIBLE BUSINESS 19.1 Compliance with laws, internationally recognized principles concerning business and human rights and Code of Conduct 19.1.1. Each Party shall comply with the laws, and regulations of the country/countries where it operates and all other laws and regulations of any other jurisdiction which are, at the time

Agreement no.: PS22-049 25 for signing the Agreement or later during the validity of this Agreement become, applicable to the business and the activities of the Three Party in connection with this Agreement. 19.1.2. Without limiting the generality of the foregoing, Three Party shall at all times follow: (i) all applicable laws, regulations and statutory requirements applicable to the Three Party when performing their respective obligations under this Agreement. This includes, but is not limited to those relating to the protection of people’s free enjoyment of labor laws, i.e. such national laws regulating working conditions, work place health and safety, discrimination and the right to freedom of association and collective bargaining; (ii) internationally recognized human rights contained in the International Bill of Human Rights (i.e. the Universal Declaration of Human Rights, the International Covenant on Civil and Political Rights, the International Covenant on Economic, Social and Cultural Rights); UN Guiding Principles on Business and Human Rights; Ten Principles of the United Nations Global Compact (UNGC) covering human rights, labor standards, the environment and anti-corruption; the eight core ILO conventions as set out in the ILO Declaration of Fundamental principles and Rights at Work; where relevant, United Nations Declaration on the Rights of Indigenous Peoples (UNDRIP); (iii) and the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. 19.1.3. Volvo Car Group has adopted a corporate Code of Conduct for its business called Our Code – How we act (the “Volvo Cars Code of Conduct”) available at group.volvocars.com/sustainability, to which Supplier and its affiliates are bound. Polestar has adopted a Code of Conduct for its business (the “Polestar Code of Conduct”) available at legal.polestar.com/ethics, to which Buyer and its affiliates are bound. Three Party agree that these two documents are expressions of the same or similar principles of good conduct, and hereby declare to each other that they shall adhere to, and shall cause their directors, officers, employees and contractors to adhere to, their respective Code of Conduct or similar principles, in their performance of their respective obligations under this Agreement. 19.1.4. Volvo Car Group has adopted a Code of Conduct for Business Partners (“the Volvo Cars Code of Conduct for Business Partners”) available at group.volvocars.com/sustainability. Polestar has adopted a Code of Conduct for Business Partners (“the Polestar Code of Conduct for Business Partners”). Three Party agree that these two documents are expressions of the same or similar principles of good conduct. The Three Party agree to make commercially reasonable efforts to ensure that their respective Business Partners (as defined in the applicable Code of Conduct for Business Partners), to the extent relevant for the performance under this Agreement, are committed to follow the applicable Code of Conduct for Business Partners, or similar principles. 19.1.5. If Buyer reasonably suspects that Supplier does not adhere to (i) Volvo Cars Code of Conduct, and (ii) internationally recognized principles concerning business and human rights as described in Section 19.1.2 (i) and (ii) when performing its obligations under this Agreement, then Buyer shall have the right, either directly or through an independent third- party auditor appointed by Buyer, to conduct an on-site inspection. Any such inspection is subject to prior reasonable notice in writing from Buyer to Supplier. All information obtained during such an inspection shall be considered Confidential Information and be subject to the confidentiality undertaking in Section 17, unless the Parties agree otherwise Buyer shall ensure that any independent third-party auditor undertakes the same Agreement no.: PS22-049 26 confidentiality undertakings and obligations as those applicable to Buyer in this Agreement. 19.2 Export control, sanctions and customs rules 19.2.1 Supplier shall obtain and maintain any export license(s) required to sell Contract Products to Buyer. 19.2.2 Supplier shall, upon request, provide Buyer with all information and documentation necessary or useful for Buyer to comply with laws relating to export or re-export of the Contract Products to Europe and any other country agreed between the Parties. 19.2.3 Buyer and Supplier hereby represent and warrant respectively that, neither it nor any of its Affiliates, officers, directors or employees (to the best of its knowledge): (i) Is, has been or will be a Restricted Party, and (ii) shall not, when performing its obligations under this Agreement (a) conduct any business activity, directly or indirectly, with any Restricted Party, including by supplying to Buyer items sourced from a Restricted Party, (b) conduct any business activity involving any Sanctioned Territory, (c) conduct any business activity that is prohibited or restricted under trade sanctions or export control laws applicable to the Parties when performing under this Agreement, or (d) engage in any transaction that evades or attempts to violate restrictions under any trade sanctions or export control laws referenced in (a)-(c) above. 19.2.4 Buyer represents and warrants that the Buyer will not sell, provide, or transfer the Contract Products to any person located in a Sanctioned Territory, Russia, Belarus or to any Restricted Party. 19.3 Anti-Corruption 19.3.1 Three Party represents and warrants that it and its directors and officers: (i) will, when performing under this Agreement, conduct their operations and transactions in compliance with all applicable laws, regulations and rules relating to anti-money laundering, anti-bribery and anti-corruption, including the United States Foreign Corrupt Practices Act, the United Kingdom Bribery Act 2010, and all other applicable laws prohibiting bribing government officials and private persons (the “Anti-Corruption Laws”), and (ii) are not and have not been within a five-year period prior to the date of this Agreement condemned or sentenced by any judicial or administrative authority for any corrupt or illegal practice under the Anti-Corruption Laws. 19.3.2 Each Party represents and warrants that it has implemented policies and procedures aiming at preventing corruption and bribery, including effective sanctions against any activity of its directors, officers and employees that might be considered a corrupt or illegal practice under the Anti-Corruption Laws. 19.4 Cybersecurity 19.4.1 In addition to its compliance with applicable laws and regulations in accordance with Section 19.1.1., and in particular with respect to cyber security, Supplier will follow such standards, Agreement no.: PS22-049 27 regulations and requirements, which in Supplier’s sole discretion, are deemed relevant and applicable for the manufacturing of the Contract Products. 20. MISCALLENOUS 20.1 Force majeure 20.1.1 Neither Three Party shall be liable for any failure or delay in performing its obligations under this Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Three Party's reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, (whether involving its own workforce or a Third Party's), failure of general energy sources delivering energy to the plant, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events, natural disasters or extreme adverse weather conditions. 20.1.2 A non-performing Three Party, which claims there is a Force Majeure Event, and cannot perform its obligations under this Agreement as a consequence thereof, shall use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non- performance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist. 20.2 Notices 20.2.1 All notices, demands, requests and other communications to any Three Party as set forth in, or in any way relating to the subject matter of, this Agreement must be in legible writing in the English language delivered by personal delivery, facsimile, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred: (a) in case of personal delivery, at the time and on the date of personal delivery; (b) if sent by facsimile or email transmission, at the time and on the date indicated on a confirmation of successful transmission page relating to such facsimile transmission or at the time and date indicated on a response confirming such successful email transmission; (c) if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or (d) at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation; in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by any party by email, such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods. Agreement no.: PS22-049 28 20.2.2 All such notices, demands, requests and other communications shall be sent to: (a) To Supplier: Zhongjia Automobile Manufacturing (Chengdu) CO. LTD Attention: [***] Related Party Business Office Email: [***] With a copy not constituting notice to: Zhongjia Automobile Manufacturing (Chengdu) CO. LTD Attention: Legal Department Email: [***] (b) To Haoqing: Zhejiang Haoqing Automobile Manufacturing Co., LTD. Chengdu Branch Zhejiang Attention: [***] Email: [***] (c) To Buyer: Polestar Automotive China Distribution Co. Ltd. Attention: [***] Email: [***] With a copy not constituting notice to: Polestar Automotive China Distribution Co. Ltd. Attention: Legal Department Email: [***] 20.3 Assignment Neither Three Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this Agreement without the other Party’s prior written consent. 20.4 Waiver Neither Three Party shall be deprived of any right under this Agreement because of its failure to exercise any right under this Agreement or failure to notify the infringing party of a breach in connection with the Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply. 20.5 Severability In the event any provision of this Agreement is wholly or partly invalid, the validity of the Agreement as a whole shall not be affected and the remaining provisions of the Agreement shall remain valid. To the extent that such invalidity materially affects a Three Party’s benefit from, or performance under, the Agreement, it shall be reasonably amended.

Agreement no.: PS22-049 29 20.6 Entire Agreement All arrangements, commitments and undertakings in connection with the subject matter of this Agreement (whether written or oral) made before the date of this Agreement are superseded by this Agreement. 20.7 Amendments Any amendment or addition to this Agreement must be made in writing and signed by the Three Parties to be valid. 20.8 Survival If this Agreement is terminated or expires pursuant to Section 18 above, Section 17 (Confidential Information), Section 20 (Governing Law), Section 21 (Dispute Resolution) as well as this Section 19.12, shall survive any termination or expiration and remain in force as between the Three Parties after such termination or expiration. 20.9 Protection of Personal Data The Parties shall conduct any processing of Personal Data in compliance with applicable national, federal, state, and international laws and regulations relating to such Personal Data now or hereafter in effect. The Parties acknowledge that the intention is that neither Party will process Personal Data on behalf of the other Party under or in connection with this Agreement. Notwithstanding this Section 19.13 if either Party anticipates that a Party will process Personal Data on behalf of the other Party in connection with this Agreement, that Party shall promptly notify the other Party of that fact. To the extent necessary, the Parties to this Agreement shall then negotiate in good faith amending this Agreement to permit the processing of Personal Data is performed in a way that complies with applicable laws, and neither Party shall process Personal Data on behalf of the other until this Agreement has been so amended or supplemented. 21. GOVERNING LAW This Agreement and all non-contractual obligations in connection with this Agreement shall be governed by the substantive laws of the People’s Republic of China without giving regard to its conflict of laws principles. 22. DISPUTE RESOLUTION 22.1 Escalation principles 22.1.1 In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party shall within ten (10) days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee. Each such statement shall be considered by the next regular meeting held by the Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue. Agreement no.: PS22-049 30 22.1.2 The members of the Steering Committee shall use reasonable endeavours to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the Steering Committee without undue delay. If the Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect. 22.1.3 If the Steering Committee cannot settle the deadlock within thirty (30) days from the deadlock notice pursuant to the section above, despite using reasonable endeavours to do so, such deadlock will be referred to the Strategic Board for decision. Should the matter not have been resolved by the Strategic Board within thirty (30) days counting from when the matter was referred to them, despite using reasonable endeavours to do so, the matter shall be resolved in accordance with Section 21.2 below. If no Steering Committee has been established between the Parties, the relevant issue shall be referred to the Strategic Board immediately and Section 21.1.2 above shall not apply. 22.1.4 All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 17 above. 22.1.5 Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 21.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate. 22.2 Arbitration 22.2.1 Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall, be submitted to China International Economic and Trade Arbitration Committee (“CIETAC”) for arbitration, which shall be held in Shanghai and conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration, whereas the language to be used in the arbitral proceedings shall be English and Chinese. The arbitral tribunal shall be composed of three arbitrators. 22.2.2 Irrespective of any discussions or disputes between the Three Parties, each Three Party shall always continue to fulfil its undertakings under this Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise. 22.2.3 In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Three Parties relating to this Agreement, each Three Party expressly waives the defence of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets. 22.2.4 All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential. ______________________________ [SIGNATURE PAGE FOLLOWS] Agreement no.: PS22-049 31 The Parties may execute this Amendment in counterparts which taken together will constitute one instrument. The Parties will receive one (1) each. ZHONGJIA AUTOMOBILE POLESTAR AUTOMOTIVE CHINA MANUFACTURING (Chengdu) CO. LTD DISTRIBUTION CO. LTD By: /s/ Yuan, Xiaolin By: /s/ Ellie Wu Printed Name: Yuan, Xiaolin Printed Name: Ellie Wu Title: Authorized Signatory Title: Authorized Signatory Date: 2024.1.8 Date: 2024.1.5 By: By: Printed Name: Printed Name: Title: Title: Date: Date: ZHEJIANG HAOQING AUTOMOBILE MANUFACTURING CO., LTD. CHENGDU BRANCH By: /s/ Ulf Andersson Printed Name: Ulf Andersson Title: Authorized Signatory Date: 2024-01-12 By: Printed Name: Title: Date: Agreement no.: PS22-049 32 EXHIBIT 1 VOLUME PLANNING PROCEDURES [***]

Agreement no.: PS22-049 33 EXHIBIT 2 CAR PRICING PRINCIPLES AND PROCEDURES [***] Agreement no.: PS22-049 34 [***]EXHIBIT 3 TECHNICAL SPECIFICATION [***] Agreement no.: PS22-049 35 EXHIBIT 4A SUSTAINABILITY REQUIREMENTS 1. REQUIREMENTS 1.1 This appendix aim to secure Polestar sustainability requirements, the appendix is written in a collaborative manner. It´s focusing on securing data transfer and sustainability reporting. 1.1.1 Polestar’s sustainability requirements are sectioned according to the four main areas of focus - climate neutrality (2), transparency (3), inclusion (4) & circularity (5). 1.1.2 In all cases, these requirements are subject to change if deemed necessary. 1.2 Change Management 1.2.1 Changes affecting the initial sustainability targets detailed in these requirements shall be handled in line with the change management strategy for the vehicle. Cost and Sustainability upgrades and related Model Year (MY) changes should be undertaken collaboratively and implemented in a timely manner to support Polestars sustainability roadmap. 2. CLIMATE NEUTRALITY 2.1 Greenhouse Gas Emissions – Manufacturing 2.1.1 Energy use in the manufacturing plant (electricity, fuels, over the fence heating and cooling) aim to be 100 % climate neutral no later than 2025. 2.2 Greenhouse Gas Emissions – Supply Chain 2.2.1 Joint ambition to actively work towards and achieve climate neutral electricity for all sourced Tier 1 (T1) suppliers. 2.2.2 To ensure this, the turnkey supplier shall contact all active T1 suppliers in order for them to disclose their own emissions in scope 1 and 2, according to the GHG protocol starting from Agreement no.: PS22-049 36 2024. Suppliers shall also disclose whether they also report on scope 3, and if that is the case, disclose their full climate reporting according to GHG protocol (scope 1, 2, 3). 2.2.3 Where Polestar have expertise & technical data to support GHG emission reduction on common platform, collaborative working should be undertaking to support the implementation of these solutions for mutual benefit. 2.2.4 Renewable electricity should be accompanied by a certification or have the means to substantiate any claims in that regard. 2.3 Life Cycle Analysis (LCA) 2.3.1 The turnkey supplier shall provide Polestar with an updated cradle-to-gate carbon footprint, including battery, calculation for the main variants of requested MY, work to be initiated by a service request. 3. TRANSPARENCY 3.1 Blockchain Material Traceability 3.1.1 The following materials used in battery pack and modules shall/must be traced using blockchain technology: 3.1.1.1 Lithium, Nickel, Cobalt, natural graphite & Mica. 3.2 Supply chain transparency 3.2.1 The parties recognize the need to have a traceable supply chain in order to comply with current (UFLPA) and coming (such as the EU battery act, Corporate sustainability directive, EU proposal for a regulation on prohibiting products made with forced labour on the Union market) regulations. Volvo agrees, to the best of its effort, to ensure mapping of the supply chain in order with regulation requirements. 3.3 Conflict Mineral Reporting 3.3.1 The following materials shall continue to be reported according to the Responsible Minerals Initiative (RMI) Conflict Mineral Reporting template standards: 3.3.1.1 Tin, Tantalum, Tungsten & Gold (3TG). 3.3.2 Tin, Tantalum, Tungsten & Gold (3TG). Polestar requires company-specific reporting for with disclosure of smelters, their status, and their country of origin through campaigning towards suppliers in each project with aim of increasing numbers of conformant smelters. 3.4 Data Sharing 3.4.1 The parties recognize that ensuring compliance, fighting corruption and integrating environmental, social, and governance (ESG) topics into corporate strategy, operations and

Agreement no.: PS22-049 37 supply chain are a common effort, and best results can be achieved by sharing data on due diligence activities conducted on Tier 1 suppliers. 3.4.2 In this regard, Volvo shall: 3.4.2.1 conduct sanction screening during selection stage of Tier 1 DM suppliers for new sourcing, and monitor the existing suppliers against the below sanctions lists during the program : 3.4.2.1.1 EU sanctions lists. 3.4.2.1.2 UK sanctions lists 3.4.2.1.3 US lists: (1) OFAC Specially Designated National and Blocked Persons list, (2) OFAC Sectoral Sanctions Identifications List, (3) BIS Entity List, (4) BIS Denied Persons List, and (5) BIS Unverified List, OFAC - Non-SDN Chinese Military-Industrial Complex Companies List 3.4.2.1.4 UN Security Council Consolidated List 3.4.2.1.5 any other sanction list that would be applicable 3.4.2.2 Inform Polestar, without undue delay, and at minimum quarterly, of any Red flag related to Sanction and Sanction ownership and control 3.4.2.3 Assess corruption, reputation, and human rights risks, during selection stage of Tier 1 DM suppliers, and monitor such risks during the program 3.4.2.4 Promptly/ when such red flags arise, inform Polestar of material findings /Red flags, and on a quarterly basis 3.4.3 The parties agree to cooperate to define appropriate risk mitigation actions, and transparently report on progress and issues. 3.5 Sustainability reporting requirements 3.5.1 Polestar require documentation and supporting material related to sustainability reporting requirements such as, but not limited to, EU Taxonomy regulation (EU) 2020/852 and Corporate Sustainability Reporting Directive 2022/2464/EU on an annual basis. Agreement no.: PS22-049 38 Documentation requirements in accordance with the implementing and delegated acts of the regulations. 3.5.2 Prompt communication/reporting to Polestar’s C&E team in case of material finding. 3.6 Supply chain data 3.6.1 In order to enable Polestar to comply with due diligence and reporting obligations, Volvo shall make the data (name, address and country) of Tier 1 DM suppliers connected to Polestar products available to Polestar and provide such data on Polestar’s request. 4. INCLUSION 4.1 Agreed Code of Conduct for Business Partner for the manufacturing of the vehicle as well as by Direct Material (DM) suppliers and their components to be used. Revisions of the CoC for Business Partners must be agreed and aligned. 4.2 Due Diligence 4.2.1 Due diligence practices should be put in place according to OECD due diligence guidelines. These practices include how to embed responsible business conduct, identifying and assessing adverse impact, how to cease, prevent or mitigate and track impact on human rights and this must be transparently communicated so that corrective action plans can be implemented in manufacturing and in our common supply chains effectively. 4.2.2 The supplier shall put processes in place to avoid incompliance with laws and regulations during manufacturing of parts and components and for adhering to the laws and regulations on our sales markets. 4.2.3 During onboarding of Tier 1suppliers: 4.2.3.1 Ensure Self-Assessment Questionnaire (SAQ) is completed in NQC platform 4.2.3.2 Only select suppliers with >70% rating before SOP, or has an agreed roadmap 4.2.3.3 In case the supplier does not meet the 70 score, consult with Polestar to align if supplier can still be selected and define corrective actions. 4.3 Social third-party onsite audits 4.3.1 Existing Tier 1 suppliers, as selected through Turnkey supplier´s risk-based audit strategy program, to undergo third-party social audits. New Tier 1 suppliers shall undergo the Agreement no.: PS22-049 39 Turnkey supplier self-initiated audit program, Polestar to gain access to valid and updated audit report data and Corrective Action Plan (CAP) during the production phase. 4.3.2 Possibility for Polestar to perform own audits unless already performed by Volvo Cars. These should be planned and performed in discussions with Volvo cars. 4.3.3 For materials used in battery pack and modules transparently implement third-party on- site social audits down the supply chain in high-risk markets. 4.4 Protecting Animal welfare 4.4.1 Animal based products, nappa leather and wool, must live up to the standards on Animal Welfare and the Five Freedoms. Polestar should be able to request and obtain access to Agreement no.: PS22-049 40 information about adherence and follow up on animal welfare status during production. Standards and certificates to be aligned between both parties. 5. CIRCULARITY 5.1 Raw Material Use 5.1.1 The recycled content (PCR and PIR) for the following materials in the vehicle shall be identified and disclosed, and where possible, increased until end of production: 5.1.1.1 Aluminium 5.1.1.2 Steel 5.1.1.3 Plastics 5.1.1.4 Copper 5.1.1.5 REEs (e-machine) – (target 50% PCR) 5.1.2 The recycled content (PCR and PIR) for the risk minerals in the batteries shall be identified and disclosed, and where possible, increased until end of production. 5.1.3 Where bio-based materials are used (e.g. in the interior), the quantity and type of biomaterial shall be identified and disclosed. 5.1.4 The supplier shall work continuously through model year improvements to reach the highest technically feasible recycled content for all materials throughout the vehicle lifetime. 5.1.5 The supplier shall work continuously through model year improvements to identify material substitutions where fossil-based and virgin materials can be replaced with more circular materials. 5.1.6 All materials containing recycled content and/or bio content should preferably be accompanied by a valid third-party certification or as a minimum have the means to substantiate any claims in that regard. 5.2 Hazardous substances 5.2.1 The supplier shall support Polestars goal of minimising the use of EU Candidate List substances (Candidate List of substances of very high concern for Authorisation (published in accordance with Article 59(10) of the REACH Regulation) and per- and polyfluoroalkyl substances (PFAS), used in both the product and the manufacturing processes. The cars shall be compliant with Volvo cars RSMS. 5.2.2 Candidate List substances and PFAS shall be identified and disclosed to Polestar on a yearly basis. In addition, data on Candidate List substances shall be disclosed and reported to Polestar at every update of the EU Candidate List, if the update concerns substances present in the cars. The information shall at least include substance name, CAS-number (if applicable), amount (w/w), material/component name, alternatives assessment (yes/no),

Agreement no.: PS22-049 41 outcome of alternatives assessment (if applicable), expected phase out date (if applicable) and date for next alternatives assessment. 5.3 IMDS substance data to mitigate future supply chain and compliance risks 5.3.1 The supplier commits to support Polestar in gathering and to disclose information on substances and substance groups, used in materials/components that are material to Polestar to be able to mitigate future supply chain and compliance risks. Agreement no.: PS22-049 42 EXHIBIT 4B MANUFACTURING SUSTAINABILITY REQUIREMENTS [***]